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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.



                          Date of Report July 17, 2000


                         SBA COMMUNICATIONS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)


         Florida                          000-30110              65-0716501
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 (State or other jurisdiction of     Commission File Number   (I.R.S. Employer
incorporation or organization)                               Identification No.)



One Town Center Road, Boca Raton, Florida                              33486
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(Address of principal executive offices)                            (Zip code)


                                 (561) 995-7670
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              (Registrant's telephone number, including area code)
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Item 5            Other Events

                  SBA Communications Corporation announced today that it has filed two registration statements with the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act of 1933, as amended.

                  SBA has filed a "universal shelf" registration statement. Once this registration statement has become effective, SBA may, from time to time, offer its debt securities, which may be senior or subordinated, shares of its Class A common stock, shares of its preferred stock, depositary shares and warrants to acquire any of the foregoing (collectively, the "Securities"). The Securities may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in the prospectus contained in this registration statement, and in one or more supplements to this prospectus, and may only be offered pursuant thereto.

                  SBA has also filed a shelf registration statement in connection with the resale of 868,685 shares of SBA Class A common stock by certain selling shareholders. The Class A common stock was originally issued to the selling shareholders in private placements. The Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. SBA will not receive any proceeds from the sale of the Class A common stock offered through this registration statement and prospectus.

                  The registration statements relating to these securities have been filed with the Securities and Exchange Commission but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. Any securities offered pursuant to the registration statements will only be offered pursuant to a prospectus supplement meeting the requirements of the Securities Act of 1933.

Item 7            Financial Statements and Exhibits

                  (c)      Exhibits

                  99.1     Press release dated July 13, 2000
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




July 17, 2000                                 /s/  Pamela J. Kline
                                              --------------------
                                                   Pamela J. Kline
                                                   Chief Accounting Officer